As filed with the U.S. Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLYAN BIOTECHNOLOGY CO., LTD

(Exact name of Registrant as specified in its charter)

Cayman Islands	5122	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room B1, 5/F., Well Town Industrial Building,
13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

+852 2618-9289

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel: 212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Zhaocong “Richard” Xu, Esq.

McLaughlin & Stern, LLP

260 Madison Avenue, 18th Floor

New York, NY 10016

Tel: (212) 448-1100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐†

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders named in this preliminary prospectus may not sell these securities until the Registration Statement filed with the U.S. Securities and Exchange Commission, of which this preliminary prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and the selling shareholders named in this preliminary prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 27, 2026

PRELIMINARY PROSPECTUS

Up to 12,499,986 Class A Ordinary Shares

CELLYAN BIOTECHNOLOGY CO., LTD

This prospectus relates to the offer and sale by the selling shareholders named in this prospectus (the “Selling Shareholders”) from time to time of up to an aggregate of 12,499,986 Class A ordinary shares, par value US$0.001 per share (the “Class A Ordinary Shares”), offered by the Selling Shareholders (the “Offered Shares”). The Offered Shares were originally issued to the Selling Shareholders in a private placement transaction consummated in March 25, 2026 (“March 2026 Private Placement”) pursuant to certain securities purchase agreements, dated as of March 24, 2026, between Cellyan Biotechnology and the Selling Shareholders (the “Securities Purchase Agreements”).

Cellyan Biotechnology will not receive any of the proceeds from the sale of the Offered Shares by the Selling Shareholders. All Offered Shares subject to resale hereunder will have been issued by Cellyan Biotechnology and acquired by the Selling Shareholders prior to any such resale pursuant to this prospectus.

The Selling Shareholders and any of their respective pledgees, assignees, and successors-in-interest may offer or resell the Offered Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The Selling Shareholders will bear all commissions, discounts, and fees of underwriters, selling brokers, dealer managers, and similar expenses, if any, attributable to the sale of the Offered Shares. Cellyan Biotechnology will bear all costs, expenses, and fees in connection with the registration of the Offered Shares. For additional information on the methods of sale that may be used by the Selling Shareholders, see “Plan of Distribution” beginning on page 34 of this prospectus.

Cellyan Biotechnology may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this entire prospectus and any amendments or supplements thereto before making your investment decision.

The Class A Ordinary Shares are listed on the Nasdaq Stock Market, or Nasdaq, under the symbol “HKPD.” On March 26, 2026, the last reported sale price of the Class A Ordinary Shares on Nasdaq was $0.65 per Class A Ordinary Share.

Investing in Cellyan Biotechnology’s Class A Ordinary Shares, including the Offered Shares, involves a high degree of risk, including the risk of losing your entire investment. Before making an investment decision, please read the information under the heading “Risk Factors” of this prospectus, and risk factors set forth in Cellyan Biotechnology’s most recent annual report on Form 20-F (the “2025 Annual Report”) and in other reports incorporated herein by reference.

Cellyan Biotechnology is considered a “controlled company” under Nasdaq corporate governance rules as more than 50% of the Company’s voting power is held by an individual, an entity or a group immediately following the consummation of this offering. As of the date of this prospectus, our largest shareholder, Ms. Liying Wang, the beneficial owner of 7,150,000 Class B Ordinary Shares of the Company, held approximately 95.63% of the voting power of the outstanding share capital of the Company and Cellyan Biotechnology meets the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies. As a “controlled company,” Cellyan Biotechnology is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. Cellyan Biotechnology currently follows certain Cayman Islands corporate governance practices in lieu of the Nasdaq corporate governance listing standards as follows: (i) Cellyan Biotechnology is not required to seek shareholders’ approval of any issuance of securities in connection with a transaction other than a public offering where such transaction involves the issuance of securities representing 20% or more of the voting power outstanding before the issuance at a price lower than the “Minimum Price,” in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(d) with respect to shareholder approval; (ii) Cellyan Biotechnology is not required to seek shareholders’ approval for the establishment of or any material amendments to its equity compensation plans, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval; (iii) Cellyan Biotechnology is not required to seek shareholders’ approval for the issuance of securities to external consultants, in lieu of the corporate governance requirements of Nasdaq Listing Rule 5635(c) with respect to shareholder approval; and (iv) Cellyan Biotechnology is not required to hold annual shareholders’ meetings. See “Prospectus Summary — Implications of Being a Controlled Company.” Additionally, Ms. Liying Wang is able to control Cellyan Biotechnology’s management and matters requiring an ordinary resolution of shareholders, including the appointment and removal of directors and approval of significant corporate transactions such as a change in control, merger, consolidation or sale of assets. However, Cellyan Biotechnology’s controlling shareholder, Ms. Liying Wang, does not have the ability to determine matters requiring a special resolution of shareholders such as amending Cellyan Biotechnology’s memorandum and articles of association. For more information, please see “Item 3. D. Risk Factors — Risks Related to Ownership of Our Securities —Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters” on page 17 of this prospectus.

Cellyan Biotechnology is not a Chinese operating company, but rather a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, Cellyan Biotechnology conducts its operations through its operating subsidiaries established in the Hong Kong Special Administrative Region (“Hong Kong”), Joint Cross Border Logistics Company Limited and V-Alliance Technology Supplies Limited, each a limited liability corporation incorporated in Hong Kong (together, the “HK Subsidiaries”). As such, Cellyan Biotechnology’s corporate structure involves unique risks to investors. Investors of Cellyan Biotechnology’s Class A Ordinary Shares do not directly own any equity interests in the HK Subsidiaries, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could intervene or influence the operations of the HK Subsidiaries, including disallowing Cellyan Biotechnology’s corporate structure, which would likely result in a material change in Cellyan Biotechnology’s operations and/or a material change in the value of Cellyan Biotechnology’s Class A Ordinary Shares. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder Cellyan Biotechnology’s ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize” beginning on page 19 of the 2025 Annual Report.

This holding company structure involves unique risks to investors, and you may never directly hold equity interests in the HK Subsidiaries. While Cellyan Biotechnology has been advised by its People’s Republic of China (“PRC”) legal counsel, Guangdong Jishi Furen Law Firm, that as of the date of this prospectus, the HK Subsidiaries’ operations in Hong Kong and the offering of the Offered Shares in the United States are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), Cellyan Biotechnology faces various legal and operational risks and uncertainties associated with being based in or having operations in Hong Kong, having clients who are PRC individuals or companies whose shareholders or directors are PRC individuals, and the complex and evolving PRC laws and regulations. The legal and operational risks associated with operations in China apply to the HK Subsidiaries’ operations in Hong Kong. Should recent statements and regulatory actions by the PRC government apply to Cellyan Biotechnology in the future, Cellyan Biotechnology might face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity, data privacy and personal information pursuant to PRC laws and regulations. The PRC government may also intervene or impose restrictions on the HK Subsidiaries’ ability to transfer cash out of Hong Kong for the purpose of distributing earnings and paying dividends. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or rules that require Cellyan Biotechnology to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in the HK Subsidiaries’ business operations and the value of the Class A Ordinary Shares, restrictions on the HK Subsidiaries’ ability to accept foreign investments, significant limitations on or a complete inability by Cellyan Biotechnology to continue to offer securities to investors or to maintain the listing of the Class A Ordinary Shares on a U.S. or other foreign exchange, or cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 19 of the 2025 Annual Report for a discussion of these legal and operational risks that should be considered before making a decision to purchase the Class A Ordinary Shares.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “New Overseas Listing Rules”). Among others, the New Overseas Listing Rules provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the New Overseas Listing Rules, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after an application for an overseas listing is submitted. The New Overseas Listing Rules came into effect on March 31, 2023. As advised by Cellyan Biotechnology’s PRC legal counsel, Guangdong Jishi Furen Law Firm, based on relevant facts and current PRC laws, as of the date of this prospectus, Cellyan Biotechnology believes that this offering is not an indirect or direct offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules, and thus, Cellyan Biotechnology does not need to fulfil the CSRC filling procedure. However, there remain substantial uncertainties surrounding the enforcement thereof, Cellyan Biotechnology cannot assure you that, if required, it would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all.

Furthermore, as more stringent standards have been imposed by the U.S. Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”), Cellyan Biotechnology’s securities may be prohibited from trading if its auditor cannot be fully inspected by the PCAOB for two consecutive years. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”) enacted in 2020, if the auditor of a U.S.-listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the time period for triggering the prohibition on trading. Pursuant to the HFCA Act, on December 16, 2021, the PCAOB issued its determination that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China or in Hong Kong, because of positions taken by authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms so headquartered. This list does not include Cellyan Biotechnology’s auditor, Onestop Assurance PAC, as Cellyan Biotechnology’s auditor is headquartered in Singapore and is registered with the PCAOB and subject to PCAOB inspection. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong and, as a result, vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if necessary. While Cellyan Biotechnology’s auditor is based in Singapore and is subject to PCAOB inspection, in the event the PCAOB subsequently determines that it is unable to inspect or investigate completely Cellyan Biotechnology’s auditor, such lack of inspection could cause Cellyan Biotechnology’s securities to be delisted from the U.S. stock exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation” on page 21 of the 2025 Annual Report. In addition, Cellyan Biotechnology cannot assure you that Nasdaq or other regulatory agencies will not impose additional or more stringent requirements on Cellyan Biotechnology. Such uncertainty could cause the market price of the Class A Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act and our memorandum and articles of association, as amended, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the payment of such dividend, we will be able to pay our debts as they become due in the ordinary course of business. We may provide funding to the HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, we may rely on dividends and other distributions on equity paid by the HK Subsidiaries for our cash and financing requirements. Under Hong Kong law, the HK Subsidiaries are permitted to provide funding to Cellyan Biotechnology through dividend distributions without restrictions on the amount of the funds, provided that dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, and not out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by the HK Subsidiaries. The HK Subsidiaries have not made any dividends or other distributions to us as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong, including this offering, may be transferred by Cellyan Biotechnology to the HK Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, neither Cellyan Biotechnology nor the HK Subsidiaries have paid any dividends or made any distributions to their respective shareholder(s), including any U.S. investors. In addition, as of the date of this prospectus, the transfer of cash or other types of assets between Cellyan Biotechnology and any of the HK Subsidiaries totaled $810,000. This amount represented the subscription price for the Class B Ordinary Shares paid by the holder of such shares and was remitted directly to Joint Cross Border as an interest-free loan payable on demand from us. The HK Subsidiaries, which carry out substantive operations, maintain the cash. Each of the HK Subsidiaries has established strict internal cash management policies, which stipulate, among other things, that (i) with respect to cash, the entity shall not hold more than HK$100,000 in cash on a single day and any excess cash shall be deposited into bank accounts, and (ii) with respect to bank accounts, including online banking, each entity maintains layered authorization for accessing and using bank accounts. Cellyan Biotechnology and the HK Subsidiaries do not currently have plans to distribute earnings or declare cash dividends in the foreseeable future. We intend to retain any future earnings to finance the expansion of the HK Subsidiaries’ business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Currently, there are no restrictions on foreign exchange, nor limitations on Cellyan Biotechnology’s ability to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to the HK Subsidiaries, to the extent Cellyan Biotechnology’s cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. Cellyan Biotechnology cannot assure you that the PRC government will not intervene or impose restrictions on Cellyan Biotechnology or HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on HK Subsidiaries from making transfers or distributions to Cellyan Biotechnology or U.S. investors. Any limitation on the ability of HK Subsidiaries to pay dividends or make other distributions to Cellyan Biotechnology could materially and adversely limit Cellyan Biotechnology’s ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business. In addition, if HK Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their abilities to pay dividends. See “Prospectus Summary — Transfer of Cash Through Our Organization” beginning on page 4, “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government” on page 17 of the 2025 Annual Report, “Dividend Policy” on page 20 of this prospectus and the consolidated financial statements and the accompanying footnotes incorporated by reference into this prospectus.

Cellyan Biotechnology is a “foreign private issuer” and an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for additional information.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2026

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders identified in this prospectus may offer from time to time up to 12,499,986 Class A Ordinary Shares.

You should rely only on the information contained in this prospectus and any related exhibits, any prospectus supplement or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor are the Selling Shareholders seeking an offer to buy, the Class A Ordinary Shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or in any applicable prospectus supplement is accurate only as of the date on the front cover thereof or the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sales of the Class A Ordinary Shares offered hereby or thereby.

If necessary, the specific manner in which the Class A Ordinary Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of the Class A Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“API” are to application programming interface;

●	“Cellyan Biotechnology” are to Cellyan Biotechnology, a holding company incorporated in the Cayman Islands as an exempted company;

●	“Chinese government” or “PRC government” are to the government of Mainland China for the purposes of this prospectus only;

●	“Class A Ordinary Share(s)” are to Cellyan Biotechnology’s Class A ordinary shares, par value $0.001 per share;

●	“Class B Ordinary Share(s)” are to Cellyan Biotechnology’s Class B ordinary shares, par value $0.001 per share;

●	“HK Subsidiaries” are to Cellyan Biotechnology’s direct wholly-owned subsidiaries, Joint Cross Border Logistics Company Limited, V-Alliance Technology Supplies Limited and New Ben Global Enterprises Limited, each a Hong Kong corporation; each, an HK Subsidiary;

●	“HK$,” “HK Dollars” or “Hong Kong dollar(s)” are to the legal currency of Hong Kong;

●	“Hong Kong” and “Hong Kong SAR” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“IFRS” are to the International Financial Reporting Standards, as issued by the International Accounting Standards Board;

●	“Joint Cross Border” are to Joint Cross Border Logistics Company Limited, a Hong Kong subsidiary of Cellyan Biotechnology;

●	“V-Alliance” are to V-Alliance Technology Supplies Limited, a Hong Kong subsidiary of Cellyan Biotechnology;

●	“New Ben” are to New Ben Global Enterprises Limited, a Hong Kong subsidiary of V-Alliance;

●	“Mainland China” are to the Mainland China of the PRC, excluding Taiwan, the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Ordinary Shares” are to our Class A Ordinary Shares and our Class B Ordinary Shares, collectively;

●	“PRC” and “China” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“PRC laws and regulations” or “PRC laws” are to the laws and regulations of Mainland China for the purposes of this prospectus only;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Share Split” are to a 1-for-10 forward split effected on October 24, 2024, of the Company’s Class A and Class B Ordinary Shares, by way of a share subdivision of its issued and unissued shares, with each of its issued and unissued shares subdivided into ten (10) shares. Immediately after the Share Split, the number of issued and outstanding shares of Cellyan Biotechnology increased from 1,000,000 to 10,000,000 shares, comprising (i) 9,501,000 Class A Ordinary Shares issued and outstanding, par value $0.001 each and (ii) 499,000 Class B Ordinary Shares issued and outstanding, par value $0.001 each. All share and per share data set forth in this prospectus have been retroactively adjusted to reflect the Share Split;

●	“Selling Shareholders” are to the nineteen (19) investors who engaged in the March 2026 Private Placement, including Jiamei Qin, Yun Zhou, Yawen Zhang, Xiuhua Wang, Shunzeng Chen, Junqing Wang, Chunxia Wang, Huanyin Wang, Guojun Liu, Yundie Chi, Guorui Liu, Fuping Lin, Liuqin Bao, Xuanrui Chi, Xincun Li, Jindong Sun, Xiangyang Xu, Fengjun Xue and Xiangdie Liu;

●	“U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States; and

●	“we,” “us,” “the Company,” “our” or “our company” are to the combined business of Cellyan Biotechnology and its consolidated subsidiaries.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion plans, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing that we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees to enable us to develop our business; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” elsewhere in this prospectus and under the heading “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time such statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we undertake no intention or obligation to publicly update any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains market data and industry forecasts and projections that were obtained or derived from publicly available information, reports of governmental agencies, market research reports, and industry publications and surveys. These sources generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Although we believe such information to be accurate, we have not independently verified the data from these sources. We acknowledge our responsibility for all disclosures in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties and risks applicable to the other forward-looking statements in this prospectus due to a variety of factors, including those described in this section, the section entitled “Risk Factors,” elsewhere in this prospectus, and the section entitled “Item 3. Key Information — D. Risk Factors” in the 2025 Annual Report. These and other factors could cause results to differ materially from those expressed in such forecasts and estimates.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus and other information incorporated by reference in this prospectus from our other filings with the SEC before deciding whether to invest in our Class A Ordinary Shares.

Overview

Our business comprises two main divisions: (i) OTC pharmaceutical cross-border e-commerce supply chain services, primarily conducted through our Hong Kong subsidiary, Joint Cross Border, which we refer to as the “Supply Chain Services” division; and (ii) OTC pharmaceutical cross-border procurement and distribution, primarily conducted through our Hong Kong subsidiary, V-Alliance, which we refer to as the “Procurement and Distribution” division. Based in Hong Kong, Joint Cross Border has established itself as a leading provider of third-party supply chain services in Mainland China’s OTC pharmaceutical cross-border e-commerce market. Through our engagement with OTC pharmaceutical suppliers, logistics companies, and merchants who operate stores on Chinese e-commerce platforms, Joint Cross Border offers a convenient one-stop solution for Mainland Chinese customers seeking to access cross-border OTC pharmaceutical products. Joint Cross Border’s service offering includes a comprehensive array of services, such as pre-consultation, product information review, procurement of overseas OTC pharmaceutical products, registration of OTC pharmaceutical products with the HKDOH, obtaining import and export permits and clearances, warehousing, packaging, and arranging logistics and end-to-end delivery services for consumers.

The regulations and policies governing the cross-border supply chain for OTC pharmaceutical products vary from country to country. We believe that the traditional supply chain is inefficient in navigating the intricate regulatory landscape and thus unable to meet the significant and growing demand for overseas OTC pharmaceuticals among Mainland Chinese consumers. To capture this opportunity, Joint Cross Border offers its clients a suite of supply chain solutions designed to address the unique requirements of handling cross-border OTC pharmaceutical products. We believe our advanced technological capabilities, extensive experience in the OTC pharmaceutical supply chain service industry, and e-commerce insights can further entrench our position as an increasingly important participant in Mainland China’s OTC pharmaceutical cross-border e-commerce market. Our main customers are (i) e-commerce platform logistics partners, such as CaiNiao, that engage our supply chain services in connection with cross-border OTC pharmaceutical products, and (ii) merchants on established Chinese e-commerce platforms, such as Tmall, Meituan, Pinduoduo, JD.com, Xiaohongshu, and Youzan, that offer popular OTC pharmaceutical products sourced from Hong Kong, Taiwan, Japan, and certain European countries, including the United Kingdom and Germany. As of the date of this prospectus, our system has cataloged more than 6,000 SKUs, including over 4,000 HKDOH-registered OTC SKUs. The OTC pharmaceutical products we manage or distribute include traditional OTC Chinese medicine manufactured in Hong Kong and outside China, as well as non-Chinese OTC medicine registered in Hong Kong and outside China. While on average over 90% of the products we handle are OTC pharmaceutical products, our portfolio also includes non-pharmaceutical items such as health supplements.

We have received industry recognition, including membership in The H.K. Medicine Dealers’ Guild and the China Medical Pharmaceutical Material Association.

Recent Developments

The following is a summary of certain recent developments in our business and corporate affairs since the date of our most recently filed annual report.

Management Changes. On October 6, 2025, the Board of Directors (the “Board”) received and accepted the resignations of Mr. Lap Sun Wong as Chief Executive Officer, Mr. Zhifang Zhang as Executive Director, and Mr. Kwok Man Bun as Chief Financial Officer, each effective immediately and each for personal reasons unrelated to any disagreement with the Company or the Board. Effective on the same date, the Board appointed Mr. Chenyu Liang as Director and Chief Executive Officer, Ms. Shu Liu as Chief Financial Officer, and Mr. Zifeng Wang as Chief Strategy Officer of the Company.

Changes to Board Composition. On November 6, 2025, the Board received and accepted the resignations of Ms. Raina Zou as Independent Director and chairperson of the audit committee, and Dr. King Yin Lai as Independent Director and chairperson of the compensation committee, each for personal reasons unrelated to any disagreement with the Company or the Board. To fill the vacancy created by Ms. Zou’s resignation, the Board appointed Ms. Jingyan Wu as an independent director and chairperson of the audit committee, effective November 6, 2025. In addition, effective September 9, 2025, the Board had appointed Mr. Mike Yao Zhou as an independent director and member of the nomination committee.

2025 Annual General Meeting. On December 12, 2025, the Company held its annual general meeting of shareholders (the “2025 AGM”), at which the shareholders approved, among other things: (i) the re-election of five directors; (ii) the re-appointment of Onestop Assurance PAC as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026; (iii) an increase of the authorized share capital of the Company from US$100,000 divided into 100,000,000 ordinary shares to US$1,000,000 divided into 1,000,000,000 ordinary shares (the “Increase of Share Capital”); (iv) an amendment of the authorized share capital to create two classes of ordinary shares, comprising 940,000,000 Class A Ordinary Shares and 60,000,000 Class B Ordinary Shares (the “Implementation of the Dual Class Structure”); (v) authorization for the Board to effect a reverse share split and share consolidation at a ratio of between one-for-ten and one-for-one hundred; (vi) the change of the Company’s name; (vii) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association; (viii) the repurchase of 7,150,000 Class A Ordinary Shares registered in the name of TUTU Business Services Limited and the concurrent issuance of 7,150,000 Class B Ordinary Shares (the “Share Repurchase”); and (ix) the adoption of the Company’s 2025 Equity Incentive Plan. The amendment to the authorized share capital and the repurchase of the 7,150,000 Class A Ordinary Shares were fully completed as of February 8, 2026.

Change of Company Name. On December 31, 2025, the English name of the Company was changed from “Hong Kong Pharma Digital Technology Holdings Limited” to “Cellyan Biotechnology Co., Ltd,” and the Chinese name of “生研生物公司” was adopted as the dual foreign name of the Company in replacement of its existing Chinese name of “港药数字科技控股有限公司,” with effect from the date on which the Registrar of Companies in the Cayman Islands issued the Certificate of Incorporation on Change of Name confirming registration of the new name.

Nasdaq Minimum Bid Price Deficiency. On January 12, 2026, the Company received a notification letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) indicating that the closing bid price of the Company’s Class A Ordinary Shares had been below the minimum requirement of US$1.00 per share for 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The notification letter does not result in the immediate delisting of the Company’s Class A Ordinary Shares, which continue to trade on Nasdaq under the symbol “HKPD.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until July 13, 2026, to regain compliance. The Company is currently evaluating available options to regain compliance.

Redemption of Fund Investment. On November 10, 2025, the Company submitted an early redemption application in respect of its investment in an open-ended fund, with total redemption proceeds of US$2,331,925. Pursuant to an agreed installment payment schedule, the first installment of US$500,000 was paid on or around November 18, 2025, and the second installment of US$400,000 was paid on or around January 12, 2026. As of March 18, 2026, the Company had received the first two installments of the redemption proceeds in full, with the remaining balance of US$1,431,925 to be settled in one to three installments on or before March 31, 2026.

Repayment of Bank Loan. The Company’s loan with Livi Bank, which was originally scheduled to mature on January 10, 2030, was repaid in full, including all outstanding principal and accrued interest, as of January 31, 2026.

Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus, and assuming the completion of the Reclassification. The blue box indicates the entity in which investors are purchasing their interests. The green boxes indicate the entities in which the Company’s operations are conducted.

The above holding company structure involves unique risks to investors, and you may never directly hold equity interests in the HK Subsidiaries. You are specifically cautioned that, as we conduct substantially all of our operations in Hong Kong, there are significant legal and operational risks associated with our operations in Hong Kong, including risks related to the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and applicable Chinese and United States regulations. These risks could result in a material change in our operations and/or cause the value of Cellyan Biotechnology’s Class A Ordinary Shares to significantly decline or become worthless, and could affect Cellyan Biotechnology’s ability to offer or continue to offer securities to investors. Although we believe our operating structure is legal and permissible under Hong Kong laws and Chinese laws and regulations currently in effect, Chinese regulatory authorities could take a different position on the interpretation and enforcement of applicable laws and regulations and disallow our holding company structure, which would likely result in a material adverse change in our operations. We are aware that the PRC government has initiated a series of regulatory actions and issued statements to regulate business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We currently do not have, nor intend to have in the future, a VIE structure.

On March 18, 2026, V-Alliance acquired 100% share ownership of New Ben Global Enterprises Limited (牛犇环球实业有限公司), a company incorporated in Hong Kong from WAN FENG, an individual. As of the date of this prospectus, New Ben has not commenced operations and has not generated any revenues. The Company expects that the subsidiary may be used to support its future business expansion; however, no specific business activities have been initiated as of the date hereto.

Transfer of Cash Through Our Organization

During the fiscal years ended March 31, 2025, 2024 and 2023, and up to the date of this prospectus, the transfer of cash or other types of assets between Cellyan Biotechnology and any of its HK Subsidiaries totaled $810,000. This amount represented the subscription price for the Class B Ordinary Shares paid by the holder of such shares and was remitted to Joint Cross Border directly as an interest-free, payable on demand loan from Cellyan Biotechnology. See our consolidated financial statements and related notes incorporated by reference into this prospectus. Additionally, no dividends or distributions have been made by any of our HK Subsidiaries or Cellyan Biotechnology to date, including to any U.S. investors.

If we decide to pay dividends on our Ordinary Shares in the future, as a holding company, we will be dependent on the receipt of funds from our HK Subsidiaries by way of dividend payments made by them.

Cellyan Biotechnology is permitted under the laws of the Cayman Islands to provide funding to our HK Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. Currently, the HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Cellyan Biotechnology through dividend distributions without restrictions on the amount of the funds.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and our memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the payment of the dividend, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend shall be paid out of profits and/or out of amounts credited to the share premium account. There is no other statutory restriction on the amount of funds which may be distributed by us by dividend under the laws of the Cayman Islands.

Under Hong Kong laws, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Cellyan Biotechnology is a Cayman Islands exempted company, and each of the HK Subsidiaries is a Hong Kong company. Currently, there are no restrictions or limitations under the laws of Hong Kong on (i) foreign exchange or the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, (ii) the transfer of cash or other assets between Cellyan Biotechnology and any of the HK Subsidiaries, across borders, or to U.S. investors, or (iii) the distribution of earnings from the HK Subsidiaries to Cellyan Biotechnology or U.S. investors. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the HK Subsidiaries’ ability to transfer funds or assets by the PRC government. We cannot assure you that the PRC government will not intervene or impose restrictions on the HK Subsidiaries regarding the transfer or distribution of cash within the organization or to U.S. investors, which could result in an inability of or prohibition on the HK Subsidiaries from making transfers or distributions to Cellyan Biotechnology or U.S. investors.

Each of the HK Subsidiaries has established strict internal cash management policies, which stipulate that, among other things, (i) regarding cash, the entity should not hold more than HK$100,000 cash on a single day and excess cash should be deposited into bank accounts, and (ii) regarding bank accounts, including online banking, each entity has layered authorization for accessing and using bank accounts.

See “Dividend Policy” and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — Hong Kong Pharma relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Hong Kong Pharma may have, and any limitation on the ability of its HK Subsidiaries to make payments to Hong Kong Pharma could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Hong Kong Pharma to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government” on page 17 of the 2025 Annual Report.

Recent Regulatory Developments in China

Cellyan Biotechnology is a holding company incorporated in the Cayman Islands, with all of its operations conducted by the HK Subsidiaries in Hong Kong. Cellyan Biotechnology and its subsidiaries are not based in Mainland China and do not have operations in Mainland China, as of the date of this prospectus. Cellyan Biotechnology currently does not have any subsidiary in Mainland China, nor does it foresee the need to enter into any contractual arrangements with a VIE to establish a VIE structure in Mainland China.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which is a national law of the PRC and serves as Hong Kong’s constitutional document. Pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication, under the principle of “one country, two systems.”

In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in China can change quickly. If there is a significant change to current political arrangements between Mainland China and Hong Kong, Cellyan Biotechnology will be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. The PRC government may intervene or influence Cellyan Biotechnology’s current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like Cellyan Biotechnology. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder Cellyan Biotechnology’s ability to continue its operations; (ii) could significantly limit or hinder Cellyan Biotechnology’s ability to offer or continue to offer its Class A Ordinary Shares to investors; and (iii) may cause the value of Cellyan Biotechnology’s Class A Ordinary Shares to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, in order to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, and together with the Trial Measures, the “New Overseas Listing Rules”). Pursuant to the New Overseas Listing Rules, where a PRC domestic company submits an application for initial public offerings or listings in overseas markets, such issuer shall file with the CSRC within three working days after such application is submitted. Article 15 of the Trial Measures provides that if the issuer meets both of the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed an indirect overseas offering by a Mainland China company and such issuer shall fulfill the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China, or its main place(s) of business are located in Mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Mainland China.

As advised by Cellyan Biotechnology’s PRC counsel, based on the facts that (i) more than 99% of the Company’s operating revenue, total profit, total assets and net assets as documented in its audited consolidated financial statements for the most recent fiscal year are accounted for by Cellyan Biotechnology’s subsidiaries located outside Mainland China; (ii) our core business activities are not conducted in Mainland China, and our principal places of business are located outside Mainland China; and (iii) as of the date of this prospectus, Cellyan Biotechnology does not directly or indirectly have any equity or similar interest in any domestic company or entity registered in Mainland China, we believe that we do not meet the criteria as set forth in Article 15 of the Trial Measures, and this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and thus Cellyan Biotechnology is not required to fulfill the CSRC filing procedure in connection with the offering of the Offered Shares.

Further, as of the date of this prospectus, in respect of the New Overseas Listing Rules, as advised by Guangdong Jishi Furen Law Firm, Cellyan Biotechnology’s PRC counsel, Cellyan Biotechnology believes it is not required to obtain permission from any PRC authorities (including those in Hong Kong) to issue its Class A Ordinary Shares to investors, including the CSRC or any other PRC governmental authority. However, as the New Overseas Listing Rules were recently promulgated and there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form,” it remains uncertain whether Cellyan Biotechnology’s offering and listing will be deemed as “indirect overseas offering and listing by companies in Mainland China” and subject to the filing procedures. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 19 of the 2025 Annual Report.

On December 28, 2021, the CAC and other authorities of Mainland China promulgated the Cybersecurity Review Measures (the “CRM”), which took effect on February 15, 2022. Pursuant to the CRM, the purchase of network products and services by a critical information infrastructure operator (the “CIIO”) and the data processing activities carried out by online platform operators that affect or may affect national security shall be subject to cybersecurity review. In addition, an online platform operator that possesses the personal information of more than one million users and seeks to go public abroad shall apply to the Office of Cybersecurity Review for a cybersecurity review.

As advised by Guangdong Jishi Furen Law Firm, Cellyan Biotechnology’s PRC counsel, Cellyan Biotechnology does not believe it is obligated to apply for a cybersecurity review pursuant to the CRM, considering that (i) we do not possess personal information of more than one million individuals in Mainland China, and we do not possess any core data or important data of the PRC or any information that affects or may affect the national security of the PRC; (ii) the CRM provides no further explanation or interpretation for “online platform operator” or “affect or may affect national security”; (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying any of Cellyan Biotechnology’s subsidiaries as a CIIO or any of its systems as critical information infrastructure; and (iv) Cellyan Biotechnology has not received any notification of cybersecurity review from relevant PRC governmental authorities due to the impact or potential impact on national security.

The HK Subsidiaries may collect and store certain data from their clients in Mainland China and Hong Kong during their conduct of business. Given that (1) each of the HK Subsidiaries was incorporated and located in Hong Kong; (2) as of the date of this prospectus, Cellyan Biotechnology has no subsidiary, VIE structure, nor any direct operations in Mainland China; and (3) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), Cellyan Biotechnology does not currently expect the CRM, the PRC Personal Information Protection Law, (as defined below), the PRC Data Security Law (as defined below), and the New Overseas Listing Rules to have an impact on its business, operations, or this offering.

Permission Required from Hong Kong and Chinese Authorities

Cellyan Biotechnology has been advised by SH Wong & Co, its Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any permission or approval from Hong Kong authorities to maintain listing in the U.S. or to issue Class A Ordinary Shares to foreign investors. Cellyan Biotechnology has been advised by Guangdong Jishi Furen Law Firm, its PRC legal counsel, that based on their understanding of the current PRC laws, as of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any permission or approval from any PRC authorities to maintain listing in the U.S. or to issue Class A Ordinary Shares to foreign investors, including from the CSRC or the CAC, because (i) this offering is not an indirect offering and listing of securities in overseas markets as prescribed in the New Overseas Listing Rules and the CSRC has not, as of the date of this prospectus, issued any definitive rule or interpretation concerning whether offerings like ours pursuant to this prospectus are subject to the New Overseas Listing Rules; and (ii) the HK Subsidiaries were established and operate in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

As of the date of this prospectus, the HK Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions and approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no such permission or approval has been denied. As of the date of this prospectus, neither Cellyan Biotechnology nor any of the HK Subsidiaries is required to obtain any license, permission or approval from authorities of Mainland China to operate our business. The following table summarizes the licenses, permissions and approvals held by the HK Subsidiaries.

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Business Registration Ordinance (Chapter 310) –Business Registration Certificate	Hong Kong SAR	July 18, 2025	July 17, 2026

Joint Medicine Company (as business/branch Name for Joint Cross Border Logistics Company Limited)	Business Registration Ordinance (Chapter 310) –Business Registration Certificate	Hong Kong SAR	July 18, 2025	July 17, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Chinese Medicine Ordinance (Chapter 549) –Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	July 25, 2024	September 16, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	The Antibiotics Ordinance (Chapter 137) –Permit	Hong Kong SAR Director of Health	October 1, 2023	September 30, 2026

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Waste Disposal Ordinance (Chapter 354) –Registration of Waste Producer	Hong Kong SAR Director of Environmental Protection	August 2, 2021	N/A

Joint Medicine Company/Joint Cross Border Logistics Company Limited	Pharmacy and Poisons Ordinance (Chapter 138) –Wholesale Dealer Licence	Hong Kong SAR Pharmacy and Poisons Board	June 1, 2025	May 31, 2026

Company	License/Permit	Issuing Authority	Issuance Date	Expiration Date
Joint Cross Border Logistics Company Limited	Pesticides Ordinance (Chapter 133) –Pesticides Licence	Hong Kong SAR Director of Agriculture, Fisheries and Conservation	December 18, 2023	January 13, 2027

V-Alliance Technology Supplies Limited	Chinese Medicine Ordinance (Chapter 549) –Wholesaler Licence in Proprietary Chinese Medicines	Hong Kong SAR Chinese Medicines Traders Committee	January 4, 2025	January 3, 2027

V-Alliance Technology Supplies Limited	Food Safety Ordinance (Chapter 612) –Registration as Food Importer/Food Distributor	Hong Kong SAR Food Importer/ Distributor Registration and Import Licensing Office	July 21, 2023	July 20, 2026

Cellyan Biotechnology has also been advised by Guangdong Jishi Furen Law Firm, its PRC legal counsel, that uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we were required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required, or we failed to receive or maintain any such permissions or approvals, our operations in Hong Kong and our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered, and the value of such securities could significantly decline or become worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless.

Recent PCAOB Developments

Our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act if the PCAOB is unable to inspect our auditors fully for two consecutive years. Pursuant to the HFCA Act, enacted in 2020, if the auditor of a U.S. -listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On December 23, 2022, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, a provision identical to the Accelerating Holding Foreign Companies Accountable Act that amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thereby reducing the period for triggering the trading prohibition. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Our auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, is an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, and is therefore subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess compliance with applicable professional standards. Onestop Assurance PAC has been inspected by the PCAOB on a regular basis.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further identified, in Appendix A and Appendix B, the registered public accounting firms subject to the Mainland China determination and the Hong Kong determination, respectively. Our auditor, Onestop Assurance PAC, is headquartered in Singapore and was not included in the report or listed under Appendix A or Appendix B.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Protocol governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. Pursuant to the fact sheet disclosed by the SEC with respect to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB issued a new determination report which: (1) vacated the December 16, 2021 determination report; and (2) concluded that the PCAOB was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong. However, uncertainties still exist as to whether the PCAOB will continue to have access for complete inspections and investigations. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations under the HFCA Act if warranted.

For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation” on page 21 of the 2025 Annual Report.

Summary of Risk Factors

Investing in Cellyan Biotechnology’s Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in Cellyan Biotechnology’s Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” beginning on page 5 of the 2025 Annual Report and in the section titled “Risk Factors” of this prospectus.

Risks Related to Our Business and Industry

Risks and uncertainties related to the Company’s business and industry include, without limitation, the following. For details of each of these bulleted risk factors, see “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry” under the same subheadings beginning on page 5 of the 2025 Annual Report.

●	We face intense competition in the broader supply chain services industry, especially if large logistics service providers who hire our expertise decide to expand their offerings to include OTC pharmaceutical related supply chain services in-house, which could adversely affect our results of operations and market share. (see page 5 of the 2025 Annual Report)

●	Our OTC pharmaceutical cross-border procurement and distribution business operates in highly competitive and evolving markets. (see page 6 of the 2025 Annual Report)

●	Certain customers contributed to a significant percentage of our total revenue during the fiscal years ended March 31, 2024 and 2025, and losing one or more of them could result in a material adverse impact on our financial performance and business prospects. (see page 6 of the 2025 Annual Report)

●	If we fail to cost-efficiently attract new customers to use our solutions and services, or to maintain relationships with existing customers, our business and results of operations could be adversely affected. (see page 7 of the 2025 Annual Report)

●	Our business and growth are significantly affected by the development of international commerce and the e-commerce industry, as well as macroeconomic and other factors that affect demand for OTC pharmaceutical products and related supply chain services, in Hong Kong, Mainland China, and globally. (see page 7 of the 2025 Annual Report)

●	Current and future trade restrictions could materially and adversely affect our business, financial condition, and results of operations. (see page 8 of the 2025 Annual Report)

●	We face risks associated with the OTC pharmaceutical inventories handled through our logistics networks, including real or perceived quality or health issues with the products that are handled through our logistics networks, and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents. (see page 8 of the 2025 Annual Report)

●	Failure to successfully implement our business strategy, effectively respond to changes in market dynamics and satisfactorily meet customer demands may cause our future financial results to suffer. (see page 9 of the 2025 Annual Report)

●	Any disruption to the operation of our warehousing and logistics facilities, or to the development of new warehousing and logistics facilities, could have a material adverse effect on our business, financial condition, and results of operations. (see page 10 of the 2025 Annual Report)

●	Our suppliers include OTC pharmaceutical producers and distributors, logistics service subcontractors, packaging service providers, etc., and any loss of our suppliers or if our suppliers fail to deliver products or services according to schedules, prices, quality and volumes that are acceptable to us, our operation may suffer. (see page 10 of the 2025 Annual Report)

●	Our insurance coverage may not be adequate, which could expose us to significant costs and business disruptions. (see page 11 of the 2025 Annual Report)

●	If we fail to comply with applicable laws and regulations, many of which are highly complex, we could be subject to significant adverse regulatory actions, including monetary penalties, or suffer brand and reputational harm. (see page 11 of the 2025 Annual Report)

●	Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations. (see page 12 of the 2025 Annual Report)

●	The failure or disruption of our information technology systems or the failure of our information technology infrastructure to support our businesses could adversely affect our reputation, business, operating results, and cash flows. (see page 13 of the 2025 Annual Report)

●	Data governance failures can adversely affect our reputation, businesses, and prospects. Our use and disclosure of customers’ sensitive information is subject to complex regulations at multiple levels. We would be adversely affected if we or our business associates or other vendors fail to adequately protect customers’ or other sensitive information. (see page 14 of the 2025 Annual Report)

●	Our business depends on the continued efforts of our senior management. If any of our key executives and employees was unable or unwilling to continue in their present positions, our business may be severely disrupted. (see page 15 of the 2025 Annual Report)

●	Cellyan Biotechnology relies on dividends and other distributions on equity paid by its HK Subsidiaries to fund any cash and financing requirements Cellyan Biotechnology may have, and any limitation on the ability of its HK Subsidiaries to make payments to Cellyan Biotechnology could have a material adverse effect on our ability to conduct our business. Additionally, while currently there are no restrictions on foreign exchange, nor limitations on the ability of Cellyan Biotechnology to transfer cash to or from HK Subsidiaries or to investors under Hong Kong laws, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to our HK Subsidiaries, to the extent our cash or assets are in Hong Kong or with a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on HK Subsidiaries’ ability to transfer funds or assets by the PRC government. (see page 17 of the 2025 Annual Report)

●	Failure to achieve and maintain effective internal controls could adversely affect our business and price of our securities. (see page 18 of the 2025 Annual Report)

●	We are exposed to foreign currency risk. (see page 18 of the 2025 Annual Report)

Risks Related to Doing Business in Hong Kong

●	Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — Substantially all our operations are in Hong Kong. However, the legal and operational risks associated with operations in China may also apply to our operations in Hong Kong. The Chinese government may exercise significant oversight and control over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Ordinary Shares to significantly decline or be worthless. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may also be quick and the risks related to the PRC legal and regulatory system may materialize” beginning on page 19 of the 2025 Annual Report.

●	The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of Law of the PRC on Safeguarding the Hong Kong National Security Law could impact our Hong Kong operating subsidiaries” beginning on page 20 of the 2025 Annual Report.

●	Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — Changes in Hong Kong’s economic, political or social conditions or government policies could have a material adverse effect on the Company’s business and operations” beginning on page 20 of the 2025 Annual Report.

●	There are political risks associated with conducting business in Hong Kong. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — There are political risks associated with conducting business in Hong Kong” beginning on page 20 of the 2025 Annual Report.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and acts passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to U.S.-listed companies with significant operations in China and Hong Kong. These developments could add uncertainties to our business operations, share price and reputation” beginning on page 21 of the 2025 Annual Report.

●	The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong and China legal systems are evolving and embody uncertainties which could limit the legal protections available to us. Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us” beginning on page 23 of the 2025 Annual Report.

●	We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of the Class A Ordinary Shares to significantly decline or be worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other obligations regarding cyber security, data protection, overseas offerings and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” beginning on page 19 of the 2025 Annual Report.

Risks Related to Ownership of Our Securities

●	The market price of the Class A Ordinary Shares has been volatile or may decline regardless of our operating performance. (see page 24 of the 2025 Annual Report)

●	We may not be able to maintain a listing of the Class A Ordinary Shares on Nasdaq. (see page 26 of the 2025 Annual Report)

●	If securities or industry analysts publish unfavorable research, or do not continue to cover us, the Company’s share price and trading volume could decline. (see page 26 of the 2025 Annual Report)

●	We have not historically declared or paid dividends on our shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of the Class A Ordinary Shares. (see page 26 of the 2025 Annual Report)

●	We may issue additional equity or debt securities, which are senior to the Class A Ordinary Shares as to distributions and in liquidation, which could materially adversely affect the market price of the Class A Ordinary Shares. (see page 26 of the 2025 Annual Report)

●	We will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and the shareholders could receive less information than they might expect to receive from more mature public companies. (see page 27 of the 2025 Annual Report)

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. We plan to take advantage of the exemptions available to us as a foreign private issuer. (see page 28 of the 2025 Annual Report)

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of the Class A Ordinary Shares. (see page 28 of the 2025 Annual Report)

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. (see page 29 of the 2025 Annual Report)

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders. (see page 29 of the 2025 Annual Report)

●	Certain judgments obtained against us and the Selling Shareholders by Cellyan Biotechnology’s shareholders may not be enforceable. (see page 29 of the 2025 Annual Report)

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because Cellyan Biotechnology was incorporated under Cayman Islands law. (see page 29 of the 2025 Annual Report)

●	Cellyan Biotechnology’s amended and restated memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit Cellyan Biotechnology’s shareholders’ opportunity to sell their shares at a premium. (see page 30 of the 2025 Annual Report)

●	Cayman Islands economic substance requirements may have an effect on our business and operations. (see page 30 of the 2025 Annual Report)

●	There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the Class A Ordinary Shares. (see page 30 of the 2025 Annual Report)

●	If we are unable to continue to meet the listing requirements of Nasdaq, our Class A Ordinary Shares will be delisted. For details, see the risk factor on page 17 of this prospectus.

●	Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters. For details, see the risk factor on page 17 of this prospectus.

●	The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares. For details, see the risk factor on page 17 of this prospectus.

Corporate Information

Our principal executive offices are located at Room B1, 5/F., Well Town Industrial Building, 13 Ko Fai Road, Yau Tong, Kowloon, Hong Kong. Our telephone number at this address is +852 2618-9289. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is http:// www.9zt.hk. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is located at 122 East 42nd St 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country’s requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Securities offered by the Selling Shareholders	This prospectus covers the resale of a total of up to 12,499,986 Class A Ordinary Shares, from time to time after the registration statement that includes this prospectus is declared effective.

Terms of the Offering	The Selling Shareholders, including their respective transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Class A Ordinary Shares offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the Class A Ordinary Shares are traded or in private transactions. The Class A Ordinary Shares may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 34 of this prospectus.

Selling Shareholders	All of the Offered Shares are being offered by the Selling Shareholders named herein. See “Selling Shareholders” of this prospectus for more information on the Selling Shareholders.

Use of proceeds	The Selling Shareholders will receive all of the proceeds from the sale of Offered Shares for sale by them under this prospectus. We will not receive proceeds from the sale of the Offered Shares by the Selling Shareholders. See the section of this prospectus titled “Use of Proceeds.”

Plan of Distribution	The Selling Shareholders, and any of their respective pledgees, and successors-in-interest, may offer or sell the Offered Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may also resell the Offered Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. See “Plan of Distribution” beginning on page 34 of this prospectus for additional information on the methods of sale that may be used by the Selling Shareholders.

Risk factors	Investing in our securities involves significant risks. You should read the section titled “Risk Factors,” elsewhere in this prospectus, and under similar headings in other documents or incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the Class A Ordinary Shares.

Listing	The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HKPD.”

RISK FACTORS

An investment in Cellyan Biotechnology’s securities involves significant risk. Before making an investment in Cellyan Biotechnology’s securities, you should carefully consider the risk factors set forth in the 2025 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results, and financial condition and could result in a complete loss of your investment.

Risks Related to Ownership of Our Securities

If we are unable to continue to meet the listing requirements of Nasdaq, our Class A Ordinary Shares will be delisted.

On January 12, 2026, the Company received a notification letter from the Listing Qualifications Department of Nasdaq indicating that the closing bid price of the Company’s Class A Ordinary Shares had been below the minimum requirement of US$1.00 per share for 30 consecutive business days, and that the Company was therefore not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The notification letter does not result in the immediate delisting of the Company’s Class A Ordinary Shares. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until July 13, 2026, to regain compliance. The Company is currently evaluating available options to regain compliance.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, our Class A Ordinary Shares could be delisted from Nasdaq. A delisting of our Class A Ordinary Shares and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our Class A Ordinary Shares; (ii) reducing the number of investors willing to hold or acquire our Class A Ordinary Shares, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Our largest shareholder, Ms. Liying Wang, holds a majority of the voting power of the Company’s outstanding share capital, which will limit or preclude your ability to influence corporate matters.

As of the date of this prospectus, Ms. Liying Wang, the beneficial owner of 7,150,000 Class B Ordinary Shares of the Company, held approximately 95.63% of the voting power of our outstanding share capital. Therefore, Ms. Liying Wang is able to control all matters requiring approval by shareholders. Ms. Liying Wang’s interests may not be the same as or may even conflict with your interests. For example, she could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of the Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, Ms. Liying Wang’s majority voting power over our outstanding share capital may not align with the best interests of our other shareholders.

The sale of a substantial amount of our Class A Ordinary Shares by the Selling Shareholders in the public market could adversely affect the prevailing market price of our Class A Ordinary Shares.

Cellyan Biotechnology is registering for resale of up to 12,499,986 Class A Ordinary Shares. As of the date of this prospectus, there are 16,349,986 Class A Ordinary Shares issued and outstanding, including shares issued in the March 2026 Private Placement. Sales of substantial amounts of the Class A Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of the Class A Ordinary Shares. Cellyan Biotechnology cannot predict if and when the Selling Shareholders may sell such Class A Ordinary Shares in the public market. Furthermore, in the future, Cellyan Biotechnology may issue additional Class A Ordinary Shares or other equity or debt securities convertible into Class A Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause the price of the Class A Ordinary Shares to decline.

ENFORCEABILITY OF CIVIL LIABILITIES

The Cayman Islands

Cellyan Biotechnology is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Cellyan Biotechnology’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the company, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, all of our executive officers, including Mr. Chenyu Liang, our Director and Chief Executive Officer, Ms. Shu Liu, our Chief Financial Officer, and Mr. Zifeng Wang, our Chief Strategy Officer, are nationals or residents of the PRC. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and the officers and directors.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the federal or state securities laws of the United States.

Harney Westwood & Riegels, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

We have been advised by Harney Westwood & Riegels, our counsel as to Cayman Islands law, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 6 years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

All of our executive officers, including Mr. Chenyu Liang, our Director and Chief Executive Officer, Ms. Shu Liu, our Chief Financial Officer, and Mr. Zifeng Wang, our Chief Strategy Officer, are nationals or residents of the PRC. All or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the U.S. upon us or these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any U.S. state.

SH Wong & Co, our counsel with respect to Hong Kong law, has advised us that there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts do not entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a monetary sum (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States, whereas original actions predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States would not be entertained by Hong Kong courts.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the Selling Shareholders of the Offered Shares. The Selling Shareholders will receive all net proceeds from the sale of the Offered Shares covered by this prospectus.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

DIVIDEND POLICY

We have not previously declared or paid any cash dividends on our Class A Ordinary Shares, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently intend to retain all, or substantially all, of our available funds and future earnings, if any, to fund the operation and expansion of our business.

Cellyan Biotechnology’s board of directors has complete discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law. In particular, Cellyan Biotechnology may only pay dividends out of its profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in Cellyan Biotechnology being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid, or would be in violation of the relevant provisions, if any, of Cellyan Biotechnology’s memorandum and articles of association, as amended. Even if the board of directors of Cellyan Biotechnology decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Cellyan Biotechnology is a holding company incorporated in the Cayman Islands and it relies principally on dividends from the HK Subsidiaries for its cash requirements, including any payment of dividends to its shareholders. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by HK Subsidiaries.

Cash dividends, if any, on the Class A Ordinary Shares will be paid in U.S. dollars. Holders of record of Class A Ordinary Shares on the applicable record date will be entitled to receive any such dividends.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2025:

●	on an actual basis as of September 30, 2025;

●	on an as adjusted basis to reflect the following equity adjustment transactions occurring after September 30, 2025 and prior to the Offering.

i)	the repurchase of 7,150,000 Class A ordinary shares of the Company (the “Repurchased Shares”) registered in the name of TUTU Business Services Limited (the “Shareholder”) for an aggregate nominal purchase price of US$1. Such purchase price will be paid to the Shareholder upon completion of the repurchase and will be funded solely from the proceeds of a concurrent private placement of 7,150,000 Class B ordinary shares of the Company issued exclusively to finance such repurchase;

ii)	the issuance of 12,499,986 Class A ordinary shares and 24,999,972 warrants of the Company in connection with the closing of a PIPE financing, for an aggregate gross proceeds of US$6,750,014, paid via Tether (USDT).

iii)	certain offering expenses incurred in respect of the PIPE financing and this Offering.

You should read this table in conjunction with our consolidated financial statements and the related notes appearing elsewhere in this prospectus, and other financial information included elsewhere in this prospectus.

	September 30, 2025
	Actual	As Adjusted(1)
	(US$, except share and per share data)
Cash and cash equivalents	$190,912	$6,875,059
Debt
Short term debt	355,466	355,466
Long-term debt	1,334,565	1,334,565
Due to related parties	337,610	337,610
Total debt	2,027,641	2,027,641
Share Capital*
Ordinary shares, 1,000,000,000 shares authorized, consisting of 940,000,000 Class A ordinary shares of par value of US$0.001 each and 60,000,000 Class B ordinary shares of par value of US$0.001 each, with 49,501,000 Class A ordinary shares of $0.001 par value per share and 499,000 Class B ordinary shares of $0.001 par value per share issued and outstanding
Class A Ordinary Shares, 11,000,000 shares issued and outstanding, actual; 16,349,986 shares issued and outstanding, as adjusted basis *	11,000	16,350
Class B Ordinary Shares, nil shares issued and outstanding, actual; 7,150,000 shares issued and outstanding, as adjusted basis *	-	7,150
Additional paid in capital	3,463,898	10,135,545
Retained earnings	1,657,787	1,657,787
Accumulated other comprehensive (loss) income	10,746	10,746
Total shareholder’s equity	5,143,431	11,827,578
Total capitalization	$7,171,072	$13,855,219

(1)	As adjusted information discussed above is illustrative only. Our additional paid-in capital, retained earnings, accumulative other comprehensive (loss) income, total shareholder’s equity and total capitalization following the completion of this offering are subject to the actual number of Offered Shares sold.
*	The shares issued and outstanding and per share number presented here are adjusted retrospectively to reflect the Increase of Share Capital, the Implementation of the Dual Class Structure, and the Share Repurchase.

DESCRIPTION OF SHARE CAPITAL

The following description of Cellyan Biotechnology’s share capital and provisions of its amended and restated memorandum and articles of association, as amended from time to time, are summaries and do not purport to be complete. Reference is made to Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association (adopted by Special Resolution on December 12, 2025), which are referred to in this section as the “Fourth Amended and Restated Articles of Association.”

As of the date of this prospectus, Cellyan Biotechnology’s authorized share capital is US$1,000,000, divided into 1,000,000,000 ordinary shares of par value US$0.001 each, comprising (i) 940,000,000 Class A Ordinary Shares, par value US$0.001 each; and (ii) 60,000,000 Class B Ordinary Shares, par value US$0.001 each.

As of the date of this prospectus, Cellyan Biotechnology has issued and outstanding 23,499,986 ordinary shares, par value US$0.001 per share, comprising an aggregate of (i) 16,349,986 Class A Ordinary Shares, including shares issued in the March 2026 Private Placement, and (ii) 7,150,000 Class B Ordinary Shares. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of the Company.

All of Cellyan Biotechnology’s Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding as of the date of this prospectus are fully paid. Save and except for voting rights and conversion rights as set out in the Fourth Amended and Restated Articles of Association, the Class A Ordinary Shares and the Class B Ordinary Shares rank pari passu with one another and have the same rights, preferences, privileges and restrictions.

Ordinary Shares

The following are summaries of certain provisions of the Fourth Amended and Restated Articles of Association that relate to the material terms of the Ordinary Shares. A copy of the Fourth Amended and Restated Articles of Association is filed as an exhibit to the registration statement of which this prospectus forms a part. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Amended and Restated Memorandum and Articles of Association.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share entitles the holder thereof to one (1) vote on all matters subject to vote at general meetings of Cellyan Biotechnology, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of Cellyan Biotechnology.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert is exercisable by the holder of the Class B Ordinary Share delivering a written notice to Cellyan Biotechnology electing to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. Any conversion pursuant to the foregoing shall become effective forthwith upon receipt by Cellyan Biotechnology of such written notice (or at such later date as may be specified therein), and Cellyan Biotechnology shall make the appropriate entries in its register of members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares. In addition, upon any sale, transfer, assignment or disposition of any Class B Ordinary Share to any person who is not the Designated Person or an Affiliate of the Designated Person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the Designated Person or an Affiliate of the Designated Person, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right over any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed a sale, transfer, assignment or disposition, or a change of ultimate beneficial ownership, unless and until such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all such Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. Save as aforesaid, no share may be converted or redesignated from one class to another without the sanction of a Special Resolution.

Automatic Conversion. Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a Member to any person who is not the Designated Person or an Affiliate of the Designated Person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person who is not the Designated Person or an Affiliate of the Designated Person, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Modification of Rights. Whenever the capital of Cellyan Biotechnology is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by Cellyan Biotechnology.

The Fourth Amended and Restated Memorandum and Articles of Association

The Fourth Amended and Restated Memorandum and Articles of Association of Cellyan Biotechnology were adopted by Special Resolution on December 12, 2025. The following are summaries of material provisions of the Fourth Amended and Restated Articles of Association and of the Companies Act, insofar as they relate to the material terms of the Ordinary Shares. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Fourth Amended and Restated Memorandum and Articles of Association.

Objects of the Company. Under the Fourth Amended and Restated Memorandum of Association, the objects of Cellyan Biotechnology are unrestricted, and Cellyan Biotechnology is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by the Companies Act.

Ordinary Shares. The Ordinary Shares are issued in registered form and are issued when registered in Cellyan Biotechnology’s register of members. Cellyan Biotechnology may not issue shares to bearer. Cellyan Biotechnology’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of the Ordinary Shares are entitled to such dividends as may be declared by the board of directors. The Fourth Amended and Restated Articles of Association provide that dividends may be declared and paid out of the funds of Cellyan Biotechnology lawfully available therefor. Under the laws of the Cayman Islands, Cellyan Biotechnology may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of its share premium if this would result in Cellyan Biotechnology being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share entitles the holder thereof to one (1) vote, and each Class B Ordinary Share entitles the holder thereof to fifty (50) votes, on all matters subject to vote at general meetings of Cellyan Biotechnology. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of Cellyan Biotechnology, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote at a general meeting of Cellyan Biotechnology. A special resolution will be required for important matters such as a change of name, making changes to the Fourth Amended and Restated Articles of Association, a reduction of share capital and the winding up of Cellyan Biotechnology. The shareholders may, among other things, divide or combine their shares by ordinary resolutions.

General Meetings of Shareholders. As a Cayman Islands exempted company, Cellyan Biotechnology is not obliged by the Companies Act to call shareholders’ annual general meetings. The Fourth Amended and Restated Articles of Association provide that Cellyan Biotechnology may, if required by the Companies Act, in each calendar year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by its directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world, as a hybrid meeting or as a Virtual Meeting by means of Communication Facilities, as may be determined by the board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the Chairman of the board of directors or by a majority of the board of directors. Advance notice of at least ten (10) clear days is required for the convening of any general meeting of the shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in Cellyan Biotechnology entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. These rights may be provided in a company’s articles of association. However, Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association do not provide its shareholders with any right to requisition a general meeting or to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of the shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or any other form approved by the board of directors. Notwithstanding the foregoing, the Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the Designated Stock Exchange.

The board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which Cellyan Biotechnology has a lien. The board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the directors may from time to time require is paid to us in respect thereof.

If the directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the Designated Stock Exchange Rules, be suspended and the register closed at such times and for such periods as the board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty (30) calendar days in any calendar year.

Liquidation. On the winding up of Cellyan Biotechnology, if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Cellyan Biotechnology for unpaid calls or otherwise. If the assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by the shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. The board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen (14) calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Cellyan Biotechnology may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the board of directors before the issue of such shares. Cellyan Biotechnology may also repurchase any of its shares on such terms and in such manner as have been approved by the board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of Cellyan Biotechnology’s profits, or out of Cellyan Biotechnology’s share premium account, or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if Cellyan Biotechnology can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if Cellyan Biotechnology has commenced liquidation. In addition, Cellyan Biotechnology may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of Cellyan Biotechnology is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. The Fourth Amended and Restated Articles of Association authorize the board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent of available authorized but unissued shares.

The Fourth Amended and Restated Articles of Association also authorize the board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The board of directors may issue preference shares without action by the shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of the Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or the corporate records. However, the Fourth Amended and Restated Articles of Association provide the shareholders with the right to inspect the register of shareholders without charge, and to receive the annual audited financial statements of Cellyan Biotechnology. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of the Fourth Amended and Restated Articles of Association may discourage, delay or prevent a change of control of Cellyan Biotechnology or management that shareholders may consider favorable, including provisions that:

●	authorize the board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by the shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, the directors may only exercise the rights and powers granted to them under the Fourth Amended and Restated Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of Cellyan Biotechnology.

Exempted Company. Cellyan Biotechnology is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of Cellyan Biotechnology (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to Cellyan Biotechnology and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved, in the case of a shareholder scheme, by seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and, in the case of a creditor scheme, a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Fourth Amended and Restated Articles of Association provide that Cellyan Biotechnology shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of Cellyan Biotechnology’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning Cellyan Biotechnology or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Cellyan Biotechnology has entered into indemnification agreements with the directors and executive officers that provide such persons with additional indemnification beyond that provided in the Fourth Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with the Fourth Amended and Restated Articles of Association or may be taken by written consent of all the shareholders entitled to vote at a general meeting of Cellyan Biotechnology in one or more instruments each signed by one or more of the shareholders.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association do not provide its shareholders with such right. As a Cayman Islands exempted company, Cellyan Biotechnology is not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the Fourth Amended and Restated Articles of Association do not provide for cumulative voting. As a result, the shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an Ordinary Resolution of the shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between Cellyan Biotechnology and the director, if any; but no such term shall be implied in the absence of express provision. Under Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to Cellyan Biotechnology; (iv) without special leave of absence from the board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of the Fourth Amended and Restated Articles of Association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, Cellyan Biotechnology cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association, if its share capital is divided into more than one class of shares, the rights attached to any such class may only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Cellyan Biotechnology’s Fourth Amended and Restated Memorandum and Articles of Association may only be amended with a Special Resolution of its shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on its shares. In addition, there are no provisions in Cellyan Biotechnology’s Fourth Amended and Restated Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

Upon Cellyan Biotechnology’s incorporation on August 17, 2023, it had an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of a single class, par value $0.001 per share. Upon incorporation, ten ordinary shares were allotted and issued to the initial subscriber, Harneys Fiduciary (Cayman) Limited, who transferred the share to Lap Sun Wong, on the same day.

On December 1, 2023, an additional 9,500,990 ordinary shares in total, par value $0.001 each, were allotted and issued to Lap Sun Wong and new shareholders, including among others, 1,710,170 ordinary shares to Lap Sun Wong; 4,448,520 ordinary shares to Fame Overseas Supply Chain Limited; 190,020 ordinary shares to Profit Seeker Limited; 617,850 ordinary shares to Pacific Health Century International Group Limited; and 617,850 ordinary shares to Atlantic Health Century International Group Limited.

On December 15, 2023, Cellyan Biotechnology amended its share capital to secure an $800,000 investment from an investor. As a result of such amendment, our authorized share capital changed to $50,000 divided into 50,000,000 shares, par value $0.001 per share, comprising (i) 49,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Ordinary Shares, par value $0.001 each. The 9,501,000 ordinary shares that were previously issued and outstanding were redesignated as 9,501,000 Class A Ordinary Shares. Cellyan Biotechnology issued 499,000 Class B Ordinary Shares to the new investor in consideration of $800,000 in cash.

On January 16, 2025, Cellyan Biotechnology consummated its initial public offering of 1,403,685 ordinary shares, par value $0.001 per share, at a public offering price of US$4.0 per share.

In connection with its initial public offering, Cellyan Biotechnology also issued warrants to purchase up to 70,184 ordinary shares (the “Representative’s Warrants”) to Bancroft Capital, LLC, as representative of the underwriters. The Representative’s Warrants are exercisable at any time and from time to time from July 15, 2025 to July 15, 2028 at an exercise price of $4.80 per share. Cellyan Biotechnology undertakes to maintain an effective registration statement on Form F-1 (or Form F-3, if the Company is eligible to use such form) until such date that is the earlier of the date when all of the ordinary shares underlying the Representative’s Warrants have been publicly sold by holder of such warrants or such time as Rule 144 or another similar exemption under the Securities Act of 1933, as amended (the “Securities Act”) is available for the sale of all of such ordinary shares underlying the Representative’s Warrants without registration.

On July 9, 2025, TUTU Business Services Limited, a company controlled by Ms. Liying Wang, entered into a Share Purchase Agreement with Lap Sun Wong, Fame Overseas Supply Chain Limited, Profit Seeker Limited, HongKong Profit Fields Group Limited and Pacific Health Century International Group Limited (the “Sellers”), pursuant to which the Reporting Persons acquired 7,150,000 ordinary shares, par value $0.001 per share, of Cellyan Biotechnology from the Sellers. The aggregate purchase price was HK$53,820,000 (equivalent to approximately US$6,900,000).

On December 12, 2025, Cellyan Biotechnology held the 2025 AGM, at which the shareholders approved, among other things: (i) an increase of the authorized share capital of Cellyan Biotechnology from US$100,000 divided into 100,000,000 ordinary shares to US$1,000,000 divided into 1,000,000,000 ordinary shares (the “Increase of Share Capital”); (ii) an amendment of the authorized share capital to create two classes of ordinary shares, comprising 940,000,000 Class A Ordinary Shares, par value US$0.001 each, and 60,000,000 Class B Ordinary Shares, par value US$0.001 each (the “Implementation of the Dual Class Structure”); (iii) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association; and (iv) the repurchase of 7,150,000 Class A Ordinary Shares registered in the name of TUTU Business Services Limited and the concurrent issuance of 7,150,000 Class B Ordinary Shares (the “Share Repurchase”). The amendment to the authorized share capital and the repurchase of the 7,150,000 Class A Ordinary Shares were fully completed as of February 8, 2026.

On March 24, 2026, we entered into certain Securities Purchase Agreements with the Selling Shareholders, pursuant to which we issued and sold an aggregate of 12,499,986 Class A Ordinary Shares to the Selling Shareholders.

Listing

The Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “HKPD.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is Vstock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Pl, Woodmere, NY 11598, telephone 212-828-8436.

SELLING SHAREHOLDERS

March 2026 Private Placement

On March 24, 2026, Cellyan Biotechnology entered into Securities Purchase Agreements with the Selling Shareholders, pursuant to which the Company agreed to issue and sell an aggregate of 12,499,986 Class A Ordinary Shares”) included in 12,499,986 units (the “Units”), each consisting of one Class A Ordinary Share, and two warrants, each exercisable to purchase one Class A Ordinary Share (each, a “Warrant”), at a purchase price of $0.52 per Unit, for gross proceeds of approximately $6,500,000. The Company plans to use the process for business expansion, working capital and general corporate purposes.

The Warrants have a three-year term and a $0.01 per share exercise price. The Warrants also provide for cashless exercise if and only if at the time of any exercise thereof there is no effective registration statement registering. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to such exercise.

In connection with the March 2026 Private Placement, the Company also entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to file one or more registration statements with the Commission to register the resale of the Class A Ordinary Shares to be issued in the March 2026 Private Placement and the Class A Ordinary Shares issuable upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the initial registration statement no later than the 30th calendar day following the closing date of the March 2026 Private Placement.

The March 2026 Private Placement closed on March 25, 2026. The Units were issued and sold by the Company to the Investors in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and Regulation S promulgated thereunder. Each Investor was required to represent that it is not a “U.S. person” in accordance with Regulation S under the Securities Act. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with the issuance and sale of the Units, the Class A Ordinary Shares or the Warrants.

Relationships with the Selling Shareholders

Except for ownership of the Class A Ordinary Shares we issued and sold in the March 2026 Private Placement , and as described in this prospectus, none of the Selling Shareholders has had any material relationship with us within the past three years.

Information About This Offering

The Offered Shares offered by the Selling Shareholders are those issued in the March 2026 Private Placement as described above. We are registering the Offered Shares in order to permit the Selling Shareholders to offer the Offered Shares for resale from time to time.

Throughout this prospectus, when we refer to the Selling Shareholders, we are referring to the Selling Shareholders identified below, and, as applicable, permitted transferees or other successors-in-interest of the Selling Shareholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The table below provides information regarding the beneficial ownership of the Offered Shares by the Selling Shareholders. The second column lists the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders. The fourth column lists the maximum number of Class A Ordinary Shares being offered in this prospectus by the Selling Shareholders. The fifth and sixth columns list the number of Class A Ordinary Shares beneficially owned after the offering of the Offered Shares and the percentage of outstanding Class A Ordinary Shares, assuming the sale of all of the Offered Shares offered by such Selling Shareholders pursuant to this prospectus.

The Selling Shareholders may sell some, all or none of their respective Offered Shares. We do not know when or whether the Selling Shareholders will sell their respective Offered Shares nor do we know how long the Selling Shareholders will hold their Offered Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale or other disposition of any of the Offered Shares. The Offered Shares covered hereby may be offered from time to time by the Selling Shareholders.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Shareholders. The percentage of shares owned prior to the offering is based on the Selling Shareholders’ ownership of Class A Ordinary Shares as of March 26, 2026.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering(1)		Class B Ordinary Shares Beneficially Owned Prior to this Offering(1)		Maximum Number of Class A Ordinary Shares to be Offered Pursuant to this Prospectus	Class A Ordinary Shares Beneficially Owned After this Offering(1)		Class B Ordinary Shares Beneficially Owned After this Offering(1)		Voting Power After this Offering
Name of Selling Shareholder	Number	Percent	Number	Percent	Number	Number	Percent	Number	Percent	Percent
Jiamei Qin	657,894	4.02%	-	-	657,894	-	-	-	-	-
Yun Zhou	657,894	4.02%	-	-	657,894	-	-	-	-	-
Yawen Zhang	657,894	4.02%	-	-	657,894	-	-	-	-	-
Xiuhua Wang	657,894	4.02%	-	-	657,894	-	-	-	-	-
Shunzeng Chen	657,894	4.02%	-	-	657,894	-	-	-	-	-
Junqing Wang	657,894	4.02%	-	-	657,894	-	-	-	-	-
Chunxia Wang	657,894	4.02%	-	-	657,894	-	-	-	-	-
Huanyin Wang	657,894	4.02%	-	-	657,894	-	-	-	-	-
Guojun Liu	657,894	4.02%	-	-	657,894	-	-	-	-	-
Yundie Chi	657,894	4.02%	-	-	657,894	-	-	-	-	-
Guorui Liu	657,894	4.02%	-	-	657,894	-	-	-	-	-
Fuping Lin	657,894	4.02%	-	-	657,894	-	-	-	-	-
Liuqin Bao	657,894	4.02%	-	-	657,894	-	-	-	-	-
Xuanrui Chi	657,894	4.02%	-	-	657,894	-	-	-	-	-
Xincun Li	657,894	4.02%	-	-	657,894	-	-	-	-	-
Jindong Sun	657,894	4.02%	-	-	657,894	-	-	-	-	-
Xiangyang Xu	657,894	4.02%	-	-	657,894	-	-	-	-	-
Fengjun Xue	657,894	4.02%	-	-	657,894	-	-	-	-	-
Xiangdie Liu	657,894	4.02%	-	-	657,894	-	-	-	-	-

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. The total number of Class A Ordinary Shares issued and outstanding as of March 26, 2026 was 16,349,986, which includes shares issued in the March 2026 Private Placement. The total number of Class B Ordinary Shares issued and outstanding as of March 26, 2026 was 7,150,000.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell all or a portion of the Class A Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions, which may involve crosses or block transactions, by any of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144 under the Securities Act;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121, and in the case of a principal transaction, a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep this prospectus effective until none of the Selling Shareholders owns any Class A Ordinary Shares.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market-making activities with respect to the Offered Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Offered Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

This offering will terminate on the date that all of the Class A Ordinary Shares offered by this prospectus have been sold by the Selling Shareholders.

The Class A Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “HKPD.”

EXPENSES

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the Offered Shares being registered hereby. All of such expenses are estimates, except for the SEC registration fee.

Securities and Exchange Commission Registration Fee	$1,123
Legal Fees and Other Expenses	$51,128
Accounting Fees and Expenses	$14,000
Miscellaneous Expenses	$739
Total Expenses	$66,990

LEGAL MATTERS

We are being represented by McLaughlin & Stern, LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels, our counsel as to Cayman Islands law. Legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co. Legal matters as to PRC law will be passed upon for us by Guangdong Jishi Furen Law Firm.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2025, 2024 and 2023 incorporated herein by reference to the 2025 Annual Report have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to incorporate the following documents into this prospectus, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus:

(1)	our annual report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 14, 2025;

(2)	Our current reports on Form 6-K filed with the SEC on September 11, 2025, October 7, 2025, November 12, 2025, November 24, 2025, December 17, 2025, December 31, 2025, January 16, 2026, March 18, 2026 and March 27, 2026;

(3)	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on January 8, 2025, and any amendment or report filed for the purpose of updating such description;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2025 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

CELLYAN BIOTECHNOLOGY CO., LTD

Room B1, 5/F., Well Town Industrial Building,

13 Ko Fai Road, Yau Tong, Kowloon

Hong Kong

+852 2618-9289

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Offered Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Offered Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Up to 12,499,986 Class A Ordinary Shares

CELLYAN BIOTECHNOLOGY CO., LTD

Prospectus dated March 27, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Fourth Amended and Restated Articles of Association provide that we will indemnify every director, secretary, assistant secretary, or other officer for the time being and from time to time of our Company (but not including our auditors) and the personal representatives of the same and from: (a) all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such person, other than by reason of such person’s own dishonesty, willful default, or fraud, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of that person’s duties, powers, authorities, or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by such person in defending (whether successfully or otherwise) any civil proceedings concerning us or our affairs in any court, whether in the Cayman Islands or elsewhere.

We have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempted from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. The underwriter was not involved in these issuances of securities.

Upon Cellyan Biotechnology’s incorporation on August 17, 2023, it had an authorized share capital of $50,000 divided into 50,000,000 ordinary shares of a single class, par value $0.001 per share. Upon incorporation, ten ordinary shares were allotted and issued to the initial subscriber, Harneys Fiduciary (Cayman) Limited, who transferred the share to Lap Sun Wong, on the same day.

On December 1, 2023, an additional 9,500,990 ordinary shares in total, par value $0.001 each, were allotted and issued to Lap Sun Wong and new shareholders, including among others, 1,710,170 ordinary shares to Lap Sun Wong; 4,448,520 ordinary shares to Fame Overseas Supply Chain Limited; 190,020 ordinary shares to Profit Seeker Limited; 617,850 ordinary shares to Pacific Health Century International Group Limited; and 617,850 ordinary shares to Atlantic Health Century International Group Limited.

On December 15, 2023, Cellyan Biotechnology amended its share capital to secure an $800,000 investment from an investor. As a result of such amendment, our authorized share capital changed to $50,000 divided into 50,000,000 shares, par value $0.001 per share, comprising (i) 49,501,000 Class A Ordinary Shares, par value $0.001 each; and (ii) 499,000 Class B Ordinary Shares, par value $0.001 each. The 9,501,000 ordinary shares that were previously issued and outstanding were redesignated as 9,501,000 Class A Ordinary Shares. Cellyan Biotechnology issued 499,000 Class B Ordinary Shares to the new investor in consideration of $800,000 in cash.

On December 12, 2025, Cellyan Biotechnology held the 2025 AGM, at which the shareholders approved, among other things: (i) an increase of the authorized share capital of Cellyan Biotechnology from US$100,000 divided into 100,000,000 ordinary shares to US$1,000,000 divided into 1,000,000,000 ordinary shares (the “Increase of Share Capital”); (ii) an amendment of the authorized share capital to create two classes of ordinary shares, comprising 940,000,000 Class A Ordinary Shares, par value US$0.001 each, and 60,000,000 Class B Ordinary Shares, par value US$0.001 each (the “Implementation of the Dual Class Structure”); (iii) the adoption of the Fourth Amended and Restated Memorandum and Articles of Association; and (iv) the repurchase of 7,150,000 Class A Ordinary Shares registered in the name of TUTU Business Services Limited and the concurrent issuance of 7,150,000 Class B Ordinary Shares (the “Share Repurchase”). The amendment to the authorized share capital and the repurchase of the 7,150,000 Class A Ordinary Shares were fully completed as of February 8, 2026.

On March 24, 2026, we entered into certain Securities Purchase Agreements with the Selling Shareholders, pursuant to which we issued and sold an aggregate of 12,499,986 Class A Ordinary Shares to the Selling Shareholders. The Class A Ordinary Shares were issued and sold by the Company to the Investors as part of Units, together with certain Warrants, in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and Regulation S promulgated thereunder. Each Investor was required to represent that it is not a “U.S. person” in accordance with Regulation S under the Securities Act. The Company did not engage in general solicitation or advertising and did not offer securities to the public in connection with the issuance and sale of the Units, the Class A Ordinary Shares or the Warrants.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes that:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and(a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

(4)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the issuer is relying on Rule 430B:

(A)	each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offerings required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offerings prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offerings containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offerings made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Description
3.1	Fourth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.2 of the Current Report on 6-K of the Registrant, filed with the SEC on December 31, 2025)

4.1	Description of Securities Pursuant to Section 12 of the Exchange Act (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F, filed by the Registrant with the SEC on August 14, 2025)

4.2	Form of Representative’s Warrants (incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

4.3	Form of Ordinary Share Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 6-K, filed by the Registrant with the SEC on March 27, 2026)

5.1*	Opinion of Harney Westwood & Riegels regarding the validity of the Class A Ordinary Shares being registered

10.1	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated by reference to Exhibit 10.1 to Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

10.2	Form of Employment Agreement between the Registrant and its executive officers (incorporated by reference to Exhibit 10.2 to Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

10.3	End-to-End Logistics Service Agreement, effective as of April 1, 2024, between Hangzhou CaiNiao Supply Chain Management Co., Ltd. and Joint Cross Border Logistics Company Limited. (incorporated by reference to Exhibit 10.5 to Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

10.4	Overseas Center Warehouse Service Agreement, effective as of April 1, 2024, between Hangzhou CaiNiao Supply Chain Management Co., Ltd. and Joint Cross Border Logistics Company Limited. (incorporated by reference to Exhibit 10.6 to Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

10.5	Tenancy Agreement between CPL YAUTONG LIMITED and Joint Cross Border Logistics Company Limited dated August 8, 2024. (incorporated by reference to Exhibit 10.7 to Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

10.6	Form of Securities Purchase Agreement dated March 24, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 6-K, filed by the Registrant with the SEC on March 27, 2026)

10.7	Form of Registration Rights Agreement dated March 24, 2026 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 6-K, filed by the Registrant with the SEC on March 27, 2026)

21.1*	List of Subsidiaries of the Registrant

23.1*	Consent of Onestop Assurance PAC

23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

23.3*	Consent of SH Wong & Co

23.4*	Consent of Guangdong Jishi Furen Law Firm (included in Exhibit 99.2)

24.1*	Powers of Attorney (included on signature page)

99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 to Registration Statement on Form F-1, as amended, initially filed by the Registrant with the SEC on October 29, 2024)

99.2*	Legal Opinion of Guangdong Jishi Furen Law Firm Regarding Certain PRC Law Matters dated March 26, 2026

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, People’s Republic of China, on March 27, 2026.

CELLYAN BIOTECHNOLOGY CO., LTD

By:	/s/ Chenyu Liang
Name:	Chenyu Liang
Title:	Chief Executive Officer and Director

Power of Attorney

Each person whose signature appears below constitutes and appoints Chenyu Liang and Shu Liu as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chenyu Liang	Chief Executive Officer and Director	March 27, 2026
Name: Chenyu Liang	(Principal Executive Officer)

/s/ Shu Liu	Chief Financial Officer	March 27, 2026
Name: Shu Liu	(Principal Financial and Accounting Officer)

/s/ Lap Sun Wong	Director	March 27, 2026
Name: Lap Sun Wong

/s/ Jingyan Wu	Independent Director	March 27, 2026
Name: Jingyan Wu

/s/ Mike Yao Zhou	Independent Director	March 27, 2026
Name: Mike Yao Zhou

/s/ Dr. Kam Leung Chan	Independent Director	March 27, 2026
Name: Dr. Kam Leung Chan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CELLYAN BIOTECHNOLOGY CO., LTD, has signed this registration statement thereto in New York, NY on March 27, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.